UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

ENOCHIAN BIOSCIENCES INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1927 Paseo Rancho Castilla

 Los Angeles, CA 90032
(Address of principal executive offices)

+1 (305) 918-1980

(Registrant”s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ENOB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2023, the Company amended and restated those two certain convertible promissory notes between the Company and Paseco ApS (the “Holder”) dated February 6, 2020, each in the principal amount of $600,000 (the “February Notes”) by entering into two amended and restated secured convertible promissory notes, each with an effective date of December 30, 2022 and each in the principal amount of $600,000 (the “Amended and Restated February Notes”). The Amended and Restated February Notes extend the maturity date of the February Notes to February 28, 2024, secure the Company’s obligations under the February Notes pursuant to the Security Agreement (as defined below) and amend certain other terms.

On February 16, 2023, the Company amended that certain promissory note dated March 30, 2020 in the principal amount of $5,000,000 between the Company and the Holder (the “March Note”). The amendment to the March Note, effective December 30, 2022 (the “Amendment to the March Note”), secures the Company’s obligations under the March Note pursuant to the Security Agreement (as defined below).

On February 16, 2023, the Company entered into a security agreement between the Company and the Holder, effective as of December 30, 2022 (the “Security Agreement”) under which the Company pledged and granted the Holder a first priority security interest in and lien upon all of the Company’s wholly-owned assets as collateral security for the prompt payment in full of the principal amounts of the February Notes and the March Note when due. The Security Agreement contains customary representations, warranties and covenants of the parties thereto.

The foregoing is a brief description of the material terms of the Amended and Restated February Notes, the Amendment to the March Note and the Security Agreement, each of which is qualified in its entirety by reference to the full text thereof included as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and each of which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2023, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Quarterly Report on Form 10-Q for the period ended December 31, 2022 (the “Form 10-Q”), the Company remains in non-compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission. As previously disclosed on Form 8-Ks filed with the Securities and Exchange Commission, on October 17, 2022 and November 23, 2022, respectively, the Company received notices from Nasdaq indicating that as a result of not having timely filed its Annual Report on Form 10-K for the period ended June 30, 2022 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the period ended September 30, 2022, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1).

The Notice has no immediate effect on the listing of the Company’s shares on Nasdaq. However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule, the Company’s common stock will be subject to delisting from Nasdaq. As previously reported on Form 8-K, Nasdaq accepted the Company’s plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) and therefore the Company has 180 calendar days from the due date of the Form 10-K, or April 11, 2023, to regain compliance.

Item 7.01 Regulation FD Disclosure.

On February 23, 2023, the Company issued a press release disclosing its receipt of the Notice referenced above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By furnishing this information on this Current Report on Form 8-K, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Form of Amended and Restated Senior Secured Convertible Promissory Note	Filed herewith
10.2	Amendment to Promissory Note	Filed herewith
10.3†	Security Agreement	Filed herewith
99.1	Press Release	Furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES, INC.

By:	/s/ Luisa Puche
Name:	Luisa Puche
Title:	Chief Financial Officer

Date: February 23, 2023